UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Annual Salaries and 2015 Fiscal Year Cash Bonuses

On February 19, 2016, the Compensation Committee (the “Committee”) of Board of Directors (the “Board”) of Aimmune Therapeutics, Inc. (“Aimmune” or the “Company”), approved the 2016 annual salaries (retroactive to January 1, 2016),  2015 cash bonuses and stock option awards for the Company’s Chief Financial Officer and Chief Medical Officer.  In addition, on February 22, 2016, the Board approved, on recommendation of the Committee, the 2016 annual salary (retroactive to January 1, 2016), 2015 cash bonus and stock option award to the Company’s Chief Executive Officer. The stock option awards to each of the executive officers will be granted effective as of the close of business on February 26, 2016 with an exercise price equal to the closing price of the Company’s common stock as reported on The NASDAQ Global Select Market on the date of grant. The awards will be made pursuant to the Company’s 2015 Equity Incentive Award Plan and will vest in equal monthly installments over 48 months, subject to continued service as of each vesting date.

The following table sets forth the 2016 annual salaries, 2015 cash bonus and number of shares underlying the stock option awards for each of the named executive officers and principal financial officer:

Name and Principal Position	2016 Salary ($)	2015 Cash Bonus ($)	Stock Option Award (shares)
Dr. Stephen G. Dilly………………………………..	$440,000	$192,000	240,000
Chief Executive Officer
Warren L. DeSouza.	$332,000	$76,500(1)	80,000
Chief Financial Officer
Dr. Robert Elfont	$370,050	$119,300	80,000
Chief Medical Officer

______________

(1) 2015 cash bonus is prorated reflecting service to the Company for approximately 70% of the 2015 fiscal year.

Aimmune Therapeutics, Inc. Company Bonus Plan

On February 19, 2016, the Committee approved the Aimmune Therapeutics, Inc. Company Bonus Plan for executive officers and eligible employees of the Company and its subsidiaries (the “Bonus Plan”). The Bonus Plan is a discretionary cash incentive award plan designed to align incentive awards for each participant’s individual performance with the Company’s annual corporate performance objective. Eligibility to participate in the plan and actual award amounts are not guaranteed and are determined at the discretion of the Committee. The bonus that can be earned by any eligible employee during any annual performance period is based upon such employee’s target bonus percentage, which is expressed as a percentage of such employee’s base salary and shall be established from time to time by the Committee. Actual awards under the Bonus Plan for each exempt eligible employee, including executive officers, may exceed or be less than the target bonus percentage for such employee depending upon the Company’s attainment of corporate performance objectives and/or individual performance objectives, which shall be established for each annual performance period by the Committee (the “Performance Goals”). For each performance Period, the Committee may determine a “threshold,” “target” and “stretch” level of attainment for each Performance Goal, with the applicable percentage achievement corresponding to each level of attainment, including any intermediate levels of attainment and the weighting of each Performance Goal. Unless determined otherwise by the Committee, in its sole discretion, the maximum amount payable to any eligible employee shall be two hundred percent (200%) of such employee’s target bonus percentage in any given annual performance period. The Committee shall administer the Plan and awards to “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, shall be under the Company’s 2015 Equity Incentive Award Plan and thus subject to its terms and conditions.

The foregoing description of the material terms of the Bonus Plan is qualified in its entirety by the complete terms of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 9.01Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.
Date: February 25, 2016	By: /s/ Warren L. DeSouza Warren L. DeSouza Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Aimmune Therapeutics, Inc. Corporate Bonus Plan.